As filed with the Securities and Exchange Commission on January 18, 2008.
File No. 333-148085

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XTL BIOPHARMACEUTICALS LTD.
(Exact Name of Registrant as Specified in Its Charter)

Israel	98-048767
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

711 Executive Blvd., Suite Q
Valley Cottage, NY 10989
(845) 267-0707
(Address of Principal Executive Offices)

Non-Plan Share Options
(Full Title of the Plans)

Ron Bentsur
Chief Executive Officer
XTL Biopharmaceuticals Ltd.
711 Executive Blvd., Suite Q
Valley Cottage, NY 10989
(845) 267-0707
(Name and Address of Agent For Service)

Copy to:
Mark F. McElreath, Esq.
Alston & Bird LLP
90 Park Avenue
New York, New York 10016
(212) 210-9595

DEREGISTRATION OF CERTAIN SECURITIES

XTL Biopharmaceuticals Ltd. (the “Company”) hereby files this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8, No. 333-148085 (the “Registration Statement”), to deregister 9,250,000 ordinary shares of the Company. The Company has resolved to cancel 9,250,000 options granted to Michael S. Weiss, Chairman of the Board of Directors (the “Grantee”), at an exercise price of $0.354 per share (the “Original Options”) and not granted under an option plan, and grant to the Grantee 9,250,000 options (the “New Options”) on the exact same remaining terms and conditions as the Original Options (including the remainder of the exercise period of the Original Options), with the exception of the exercise price, which will be equal to $0.36 per option. The New Options will be registered by the Company on a new registration statement on Form S-8. The Company is filing this Post-Effective Amendment No. 1 in accordance with the undertaking included in the Registration Statement to remove from registration all securities that remain unsold at the termination of the offering of the Original Options.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York City, State of New York on this 18th day of January, 2008.

XTL BIOPHARMACEUTICALS LTD.
By:	/s/ Ron Bentsur
Ron Bentsur Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of January 18, 2008.

Signatures	Title

*
Michael S. Weiss	Chairman of the Board of Directors

/s/ Ron Bentsur
Ron Bentsur	Chief Executive Officer and Authorized U.S. Representative

/s/ Bill Kessler
Bill Kessler	Director of Finance (principal financial and accounting officer)

*
William J. Kennedy, Ph.D	Non-executive Director

*
Ido Seltenreich	Non-executive Director and External Director

*
Vered Shany, D.M.D.	Non-executive Director and External Director

*
Ben Zion Weiner, Ph.D	Non-executive Director

*	By:	/s/ Ron Bentsur
Ron Bentsur
Attorney-in-fact